EXHIBIT 4.27

CONFIDENTIAL TREATMENT REQUESTED

[*] indicates confidential portions omitted pursuant to a

request for confidential treatment filed separately with

the Securities and Exchange Commission

LOAN NOTE

$400,000,000 As of June 30, 2014

FOR VALUE RECEIVED, Fresenius Medical Care AG & Co. KGaA, a German partnership limited by shares; Fresenius Medical Care Holdings, Inc., a New York corporation; National Medical Care, Inc., a Delaware corporation; Bio-Medical Applications of Alabama, Inc., a Delaware Corporation; Bio-Medical Applications of California, Inc., a Delaware corporation; Bio-Medical Applications of Delaware, Inc., a Delaware corporation; Bio-Medical Applications of Georgia, Inc., a Delaware corporation; Bio-Medical Applications of Kentucky, Inc., a Delaware corporation; Bio-Medical Applications of Louisiana, LLC, a Delaware limited liability company; Bio-Medical Applications of Minnesota, Inc., a Delaware corporation; Bio-Medical Applications of Mississippi, Inc., a Delaware corporation; Bio-Medical Applications of New Hampshire, Inc., a Delaware corporation; Bio-Medical Applications of New Jersey, Inc., a Delaware corporation; Bio-Medical Applications of New Mexico, Inc., a Delaware corporation; Bio-Medical Applications of North Carolina, Inc., a Delaware corporation; Bio-Medical Applications of Ohio, Inc., a Delaware corporation; Bio-Medical Applications of Pennsylvania, Inc., a Delaware corporation; Bio-Medical Applications of Tennessee, Inc., a Delaware corporation; Bio-Medical Applications of Texas, Inc., a Delaware corporation ; Bio-Medical Applications of West Virginia, Inc., a Delaware corporation; Bio-Medical Applications of Virginia, Inc., a Delaware corporation; Fresenius USA Manufacturing, Inc., a Delaware corporation; Fresenius USA Marketing, Inc., a Delaware corporation; Fresenius USA, Inc., a Massachusetts corporation; NNA of Nevada, Inc., a Nevada corporation; Spectra Laboratories, Inc., a Nevada corporation; WSKC Dialysis Services, Inc., an Illinois corporation; Fresenius Management Services, Inc., a Delaware corporation; Bio-Medical Applications of Maryland, Inc., a Delaware corporation; Renal Care Group, Inc., a Delaware corporation; Dialysis Centers of America — Illinois, Inc., an Illinois corporation; Renal Care Group of the Midwest, Inc., a Kansas corporation; Renal Advantage Holdings, Inc., a Delaware corporation; Renal Advantage Inc., a Delaware corporation; Liberty Dialysis, LLC, a Delaware limited liability company; American Access Care Holdings, LLC, a Delaware limited liability company; Bio-Medical Applications of Missouri, Inc., a Delaware corporation; Bio-Medical Applications of Wisconsin, Inc., a Delaware corporation; Dialysis Management Corporation, a Texas corporation; Fresenius Medical Care Ventures Holding Company, Inc., a Delaware corporation; NNA of Alabama, Inc., an Alabama corporation; Bio-Medical Applications of Fayetteville, Inc., a Delaware corporation; Renal Care Group of the South, Inc., a Delaware corporation; Renal Care Group of the Southeast, Inc., a Florida corporation; Renal Care Group Alaska, Inc., an Alaska corporation; Renal Care Group East, Inc., a Pennsylvania corporation; RCG Mississippi, Inc., a Delaware corporation; Renal Care Group Northwest, Inc., a Delaware corporation; Renal Care Group Texas, Inc., a Texas corporation; RCG University Division, Inc., a Tennessee corporation; Renal Care Group Southwest Holdings, Inc., a Delaware corporation; Renal Research Institute, LLC, a New York limited liability company; Renex Dialysis Clinic of Woodbury, Inc., a New Jersey corporation; Spectra East, Inc., a Delaware corporation; Bio-Medical Applications of Florida, Inc., a Delaware corporation; Bio-Medical Applications of South Carolina, Inc., a Delaware corporation; Bio-Medical Applications of Indiana, Inc., a Delaware corporation; QualiCenters Eugene-Springfield, Ltd, a Colorado limited liability company; QualiCenters Inland Northwest, LLC, a Colorado limited liability company; QualiCenters Pueblo, LLC, a Colorado limited liability company; QualiCenters Sioux City, LLC, a Colorado limited liability company (collectively, the “Borrowers”), jointly and severally promise to pay to the order of Fresenius SE & Co. KGaA, a German partnership limited by shares, or its specified subsidiary (the “Lender”) the lesser of (i) the principal amount of $400,000,000 (Four Hundred Million Dollars), or (ii) the unpaid principal amount of all Advances (as defined in Section 2) made by the Lender to the Borrowers hereunder, together with interest accrued thereon at the rate set forth below, on the date specified for repayment of such Advance pursuant to Clause 3 hereof or such earlier date as such amounts may become payable pursuant to the terms hereof.

1.        The following terms used in this Note shall have the following meanings:

“FMC Credit Agreement” means the Credit Agreement dated as of October 30, 2012 among FMC and FMCH, as borrowers and guarantors, the other borrowers and guarantors party thereto, the lenders party thereto, Bank of America, N.A., as Administrative Agent, as amended, restated, supplemented, or otherwise modified, or renewed, refunded, replaced, or refinanced from time to time.

“FMC” means Fresenius Medical Care AG & Co. KGaA, a German partnership limited by shares, and its successors and permitted assigns.

“FMCH” means Fresenius Medical Care Holdings, Inc., a New York corporation, and its successors and permitted assigns.

All other capitalized terms used but not otherwise defined herein shall bear the meanings assigned thereto in the FMC Credit Agreement.

2.        The Lender may lend (but shall not have any commitment to lend) one or more advances (each an “Advance”) to the Borrowers jointly and severally from time to time upon request during the period from the date hereof to but excluding October 30, 2017 in an aggregate amount which shall not exceed $400,000,000.  Amounts borrowed hereunder may be repaid and reborrowed. The Lender shall have no obligation to make any Advance requested hereunder.

3.        Each Advance shall be repaid in full on the date that is one, two or three months after the date on which it is made, as agreed by the Borrowers and the Lender on the date such Advance is made, or any other period agreed between the Borrowers and the Lender; provided, that if no maturity date is so agreed, such Advance shall have a term of one month.

4.        The unpaid principal amount of each Advance made hereunder shall bear interest at a fluctuating rate per annum equal to the Fixed LIBOR Rate (as defined in and calculated

2

pursuant to the FMC Credit Agreement) for an Interest Period equivalent to the term of such Advance plus a margin, determined pursuant to the pricing matrix set forth below, that is based on the Consolidated Leverage Ratio (as defined in and calculated pursuant to the FMC Credit Agreement), and shall change as and when the Applicable Percentage (as defined in and calculated pursuant to the FMC Credit Agreement) changes:

Pricing Level	Consolidated Leverage Ratio	Margin
I	> 3.0:1.0	1.500%
II	> 2.5:1.0 but < 3.0:1.0	1.375%
III	< 2.5:1.0	1.125%

Interest shall be payable in arrears upon maturity, on any prepayment and on any acceleration of the principal amount hereof and shall be computed on the basis of a 360-day year for the actual number of days elapsed (including the first day and excluding the last day).

5.        Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day or is a day on which commercial banks are authorized or required by law to close in the Federal Republic of Germany, such payment shall be made on the next succeeding Business Day on which commercial banks are not authorized or required by law to close in the Federal Republic of Germany, and such extension of time shall be included in the computation of the payment of interest on this Note.

6.        All payments of principal and interest in respect of this Note shall be made in lawful money of the United States in same day funds to the Lender’s Dollar account no:   [ * ] with Commerzbank AG or such other account as provided by the Lender.

7.        If any proceeding under any Debtor Relief Law shall be commenced by or against the Borrowers, all amounts of principal and accrued interest outstanding under this Note shall become immediately due and payable.

8.         The Lender agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all Advances, the maturity date of each such Advance and principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any Advance or any payment made on this Note shall not limit or otherwise affect the obligation of the Borrowers hereunder with respect to payments of principal or interest on this Note.

9.         Any Borrower may cease to be a Borrower hereunder by delivering a written notice to the Lender, effective on the later to occur of (i) the date the Lender receives such written notice and (ii) the date such Borrower has paid all of its obligations and all accrued and unpaid interest, fees and other obligations hereunder or in connection herewith.

10.       Upon the formation, acquisition (other receipt of interests) or existence of any Material Domestic Subsidiary of FMCH that is not a Borrower hereunder, such Material Domestic Subsidiary may become a Borrower hereunder by executing an amendment to

3

this Note.

11.       THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS ARISING HEREUNDER AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

12.       The obligations of the Borrowers arising under this Note may be prepaid in whole or in part, together with all accrued interest thereon, without penalty or premium.

13.       The terms of this Note are subject to amendment only by a writing signed by the Borrowers and the Lender.

14.       In no event shall any interest be payable under this Note to the extent that the payment thereof would be prohibited by applicable law.

15.       The Borrowers hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

16.       No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender, of any right or remedy shall preclude any other or further exercise of any other right or remedy.

17.       In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

4

IN WITNESS WHEREOF, this Note has been executed as of the day and year and at the place first written above.

BORROWERS:

FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares, represented by FRESENIUS MEDICAL CARE MANAGEMENT AG, a German corporation, its general partner

By:	/s/ Rice Powell
Name:	Rice Powell
Title:	Member of the Management Board

By:	/s/ Dominik Wehner
Name:	Dominik Wehner
Title:	Member of the Management Board

[Signature Page —Loan Note]

NATIONAL MEDICAL CARE, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF ALABAMA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF DELAWARE, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF GEORGIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC, a Delaware limited liability company

BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF OHIO, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF TEXAS, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC., a Delaware corporation

FRESENIUS USA MANUFACTURING, INC., a Delaware corporation

FRESENIUS USA MARKETING, INC., a Delaware corporation

FRESENIUS USA, INC., a Massachusetts corporation

NNA OF NEVADA, INC., a Nevada corporation

SPECTRA LABORATORIES, INC., a Nevada corporation

WSKC DIALYSIS SERVICES, INC., an Illinois corporation

FRESENIUS MANAGEMENT SERVICES, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF MARYLAND, INC., a Delaware corporation

RENAL CARE GROUP, INC., a Delaware corporation

DIALYSIS CENTERS OF AMERICA — ILLINOIS, INC., an Illinois corporation

RENAL CARE GROUP OF THE MIDWEST, INC., a Kansas corporation

RENAL ADVANTAGE HOLDINGS, INC., a Delaware corporation

RENAL ADVANTAGE INC., a Delaware corporation

LIBERTY DIALYSIS, LLC, a Delaware limited liability company

AMERICAN ACCESS CARE HOLDINGS, LLC, a Delaware limited liability company

BIO-MEDICAL APPLICATIONS OF MISSOURI, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC., a Delaware corporation

DIALYSIS MANAGEMENT CORPORATION, a Texas corporation

FRESENIUS MEDICAL CARE VENTURES HOLDING COMPANY, INC., a Delaware corporation

NNA OF ALABAMA, INC., an Alabama corporation

BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC., a Delaware corporation

RENAL CARE GROUP OF THE SOUTH, INC., a Delaware corporation

RENAL CARE GROUP OF THE SOUTHEAST, INC., a Florida corporation

RENAL CARE GROUP ALASKA, INC., an Alaska corporation

RENAL CARE GROUP EAST, INC., a Pennsylvania corporation

RCG MISSISSIPPI, INC., a Delaware corporation

RENAL CARE GROUP NORTHWEST, INC., a Delaware corporation

RENAL CARE GROUP TEXAS, INC., a Texas corporation

RCG UNIVERSITY DIVISION, INC., a Tennessee corporation

RENAL CARE GROUP SOUTHWEST HOLDINGS, INC., a Delaware corporation

RENAL RESEARCH INSTITUTE, LLC, a New York limited liability company

RENEX DIALYSIS CLINIC OF WOODBURY, INC., a New Jersey corporation

SPECTRA EAST, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF FLORIDA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC., a Delaware corporation

BIO-MEDICAL APPLICATIONS OF INDIANA, INC., a Delaware corporation

QUALICENTERS EUGENE-SPRINGFIELD, LTD., a Colorado limited liability company

QUALICENTERS INLAND NORTHWEST, LLC, a Colorado limited liability company

QUALICENTERS PUEBLO, LLC, a Colorado limited liability company

QUALICENTERS SIOUX CITY, LLC, a Colorado limited liability company

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Vice President and Treasurer for each of the foregoing

[Signature Page —Loan Note]

FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Vice President and Assistant Treasurer

[Signature Page —Loan Note]

CONFIDENTIAL TREATMENT REQUESTED

[*] indicates confidential portions omitted pursuant to a

request for confidential treatment filed separately with

the Securities and Exchange Commission

ACKNOWLEDGED AND AGREED:

FRESENIUS SE & Co. KGaA, represented by FRESENIUS MANAGEMENT SE, its general partner, as Lender

By:	/s/ Stephan Sturm
Name:	Stephan Sturm
Title:	Member of the Management Board

By:	/s/ Dr. Karl-Dieter Schwab
Name:	ppa. Dr. Karl-Dieter Schwab
Title:	Authorized Signatory (Prokurist)

[Signature Page —Loan Note]

TRANSACTIONS ON PROMISSORY NOTE

Date	Amount of Advance Made This Date	Maturity Date of Such Advance	Amount of Principal Paid This Date	Amount of Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By